Exhibit 99.1

QUALITY DISTRIBUTION, INC.

REPORTS FIRST QUARTER 2015 RESULTS

Quality Reports Q1 Diluted EPS of $0.09 and Adjusted Diluted EPS of $0.18

Quality Generates Q1 2015 Free Cash Flow of $24.7 million

Quality Agrees to be Acquired by Funds Advised by Apax Partners for $16.00 per

Share in All Cash

TAMPA, FL – May 6, 2015 – Quality Distribution, Inc. (NASDAQ: QLTY) (“Quality” or the “Company”), a North American logistics and transportation provider with market leading businesses, today announced its results for the first quarter ended March 31, 2015. Unless stated otherwise, all first quarter 2015 comparisons are relative to the first quarter of 2014.

In a separate announcement, Quality announced today that it has signed a definitive agreement to be acquired by funds advised by Apax Partners in a transaction valued at approximately $800 million, including the assumption of debt, or $16.00 per share in cash. For further information, please refer to the press release issued today.

First Quarter 2015 Highlights

•	Net income was $2.5 million, or $0.09 per diluted share, compared to $3.1 million, or $0.11 per diluted share. Adjusted net income increased 29.6% to $5.1 million, or $0.18 per diluted share, compared to $3.9 million, or $0.14 per diluted share. A reconciliation of net income to adjusted net income is included in the attached financial exhibits.

•	Free cash flow (defined below) was $24.7 million, which was used to reduce debt by $19.9 million; the remaining free cash increased cash balances.

•	Quality reduced its leverage by 30 basis points from year-end 2014, ending the first quarter 2015 with a ratio of Net Debt to Adjusted EBITDA of 3.7x.

“I am pleased with our overall financial performance this quarter, which led to solid profitability that exceeded our expectations,” stated Gary Enzor, Chairman and Chief Executive Officer. “All three segments were impacted by adverse weather conditions in the first quarter, but Chemical’s and Intermodal’s increased revenues helped drive bottom line profitability. Our Energy business continues to make strides in shifting its revenue mix toward steadier post-production activity versus drilling related work, which helped improve their year-over-year Adjusted EBITDA margins. Overall, the first quarter was a good start to 2015, and we look forward to maintaining this positive momentum as we head into our busy season.”

First Quarter 2015 Consolidated Results

Excluding fuel surcharges, revenue increased to $207.3 million, or 2.8% compared to $201.7 million. This improvement was primarily due to the 2014 expansion efforts in Chemical Logistics, which drove increased volumes, along with strong growth in the Intermodal business, specifically depot services; these benefits were partially offset by adverse weather conditions and Energy Logistics’ exit from certain underperforming shale regions.

After adjusting for the non-operating items presented in the attached financial exhibits, operating income was $14.3 million, up 6.4% compared to $13.4 million. This improvement was driven primarily by a decrease in insurance costs at Chemical Logistics, as well as increased profitability at Intermodal resulting from higher margin depot services.

Adjusted EBITDA was higher by 8.4% at $21.0 million compared to $19.4 million. A reconciliation of net income to Adjusted EBITDA is included in the attached financial exhibits.

First Quarter 2015 Reporting Segment Results

Chemical Logistics

Excluding fuel surcharges, revenue increased $7.5 million or 5.7%, due primarily to higher volumes from new terminal locations, benefits from an affiliate acquisition and increased pricing. These benefits were partially offset by several days of adverse weather in numerous areas of the country, which tempered overall volume growth.

Adjusting for non-operating items presented in the attached financial exhibits, operating income was $20.4 million, up 17.7% compared to $17.4 million, and operating margins expanded 150 basis points. This improvement was driven by a decline in insurance costs, benefits from reductions in fuel prices and positive conversion from higher volumes and pricing. These benefits were partially offset by start-up costs for the intermodal initiative, and lower net equipment rental income resulting from asset sales to affiliates.

Intermodal

Excluding fuel surcharges, revenue increased $3.1 million, or 9.7%. Strong customer activity drove higher trucking volumes, which also resulted in an increase in depot services revenue.

In early March, Intermodal experienced an explosion at its Newark, NJ tank wash facility. This event resulted in several lost days of productivity at this facility; however, alternative tank wash capacity has been identified. The remaining trucking and depot services operations at the Newark terminal were not significantly affected by this incident. The Company established a $1.0 million workers’ compensation reserve equal to the deductible under its insurance policy for possible claims related to the event, and has adequate property and business interruption insurance to offset the estimated assets impaired and potential business related losses from this occurrence.

Adjusting for the workers’ compensation reserve mentioned above, operating income increased to $5.7 million, or 8.1% compared to $5.3 million, and operating margins expanded 40 basis points. Profit from stronger trucking volumes and storage and handling activity drove the improvement.

Energy Logistics

Excluding fuel surcharges, revenue was lower by 13.3%. This decline was primarily due to the Company’s decision to exit the underperforming Woodford and Niobrara shale markets, adverse weather conditions and lower revenues from the recently affiliated Jourdanton, TX terminal. These declines were partially offset by solid increases in oil hauling volume in the Bakken shale region, and stronger activity in the Marcellus and Utica shale regions.

Adjusting for non-operating items presented in the attached financial exhibits, operating income and Adjusted EBITDA fell by $0.2 million, primarily due to affiliate concessions associated with transitioning the Jourdanton, TX terminal. However, Adjusted EBITDA margins expanded 90 basis points due to strong profit conversion at the Company’s Bakken terminal and the elimination of low margin business in the Woodford and Niobrara shale markets.

Shared Services

Shared services costs totaled $12.9 million compared to $10.5 million. This increase related primarily to higher driver recruitment and retention expenses, elevated legal fees from the recently announced definitive agreement with Apax Partners, as well as increased performance-based incentive compensation costs.

Balance Sheet and Cash Flow

The Company generated free cash flow of $24.7 million in the first quarter of 2015, due primarily to strong receivable collection efforts alongside increased proceeds from equipment sales. This cash was used to reduce outstanding debt by $19.9 million, and increase cash balances.

On January 15, 2015, Quality redeemed $10.0 million of 9.875% Second-Priority Senior Secured Notes due 2018 (“Senior Notes”). This optional redemption required a premium payment of $0.5 million and resulted in a non-cash charge of $0.2 million to write off debt issuance costs during the quarter.

“The first quarter was extremely strong from a cash generation perspective and we used the cash primarily to repay debt, which is consistent with our stated strategy to reduce leverage. We also redeemed another $10.0 million of our Senior Notes, which lowers interest expense going forward,” stated Joe Troy, Chief Financial Officer. “Our asset-light business model continues to produce strong cash flow, allowing us to strengthen our balance sheet and reduce our leverage, which ended the quarter at a 3.7x ratio of Net Debt to Adjusted EBITDA.”

Capital expenditures were $9.8 million and proceeds from equipment sales were $15.1 million, resulting in proceeds exceeding capital expenditures for the first quarter of 2015 by $5.3 million, compared to net capital expenditures for the first quarter of 2014 of $7.6 million.

Borrowing availability under the Company’s ABL Facility was $60.5 million at March 31, 2015, representing a slight decrease from December 31, 2014, due primarily to borrowings used for the partial redemption of the Senior Notes this quarter.

Mr. Troy continued, “We continue to actively monitor the bank and bond markets for a potential refinancing of our Senior Notes, and we are prepared to opportunistically access these markets if conditions warrant. In the absence of improved market conditions, we plan to use a portion of our free cash flow throughout the balance of the year to redeem additional Senior Notes.”

First Quarter Results Conference Call

Quality will not host its previously announced earnings conference call for analysts and investors in light of Quality’s separate announcement with respect to its entering into a definitive agreement with funds advised by Apax Partners. Please refer to that press release announcement for further information.

Important Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Quality by Apax Partners and its affiliates. In connection with the proposed transaction, Quality will file with the SEC and furnish to its stockholders a proxy statement and other relevant documents. QUALITY STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors may obtain a free copy of the proxy statement (when it becomes available) and other relevant documents filed by Quality with the SEC at the SEC’s Web site at http://www.sec.gov. The proxy statement and such other documents filed by Quality with the SEC may also be obtained for free from the Investor Relations section of Quality’s web site (https://www.qualitydistribution.com/) or by directing a request to: Quality Distribution Inc., 4041 Park Oaks Blvd, Suite 200, Tampa, FL 33610, Attention: Investor Relations.

Quality and its respective directors, executive officers and other members of their respective management may be deemed to be participants in the solicitation of proxies from Quality’s stockholders in connection with the proposed transaction. Information concerning the interests of persons who may, under the rules of the SEC, be considered participants in the solicitation of stockholders of Quality in connection with the proposed transaction, which may be different than those of Quality’s stockholders generally, will be set forth in the proxy statement and other relevant documents to be filed with the SEC. Stockholders can find information about Quality and its directors and executive officers and their ownership of Quality stock in Quality’s annual report on Form 10-K for the fiscal year ended December 31, 2014 and in its definitive proxy statement relating to its 2015 annual meeting of stockholders filed with the SEC on April 24, 2015. Additional information regarding the interests of such individuals in the proposed transaction will be included in the proxy statement to be filed with the SEC in connection with the proposed transaction.

About Quality

Headquartered in Tampa, Florida, Quality operates the largest chemical bulk logistics network in North America through its wholly-owned subsidiary, Quality Carriers, Inc., and is the largest North American provider of intermodal tank container and depot services through its wholly-owned subsidiary, Boasso America Corporation. Quality also provides logistics and transportation services to the unconventional oil and gas industry through its wholly-owned subsidiaries, QC Energy Resources, Inc. and QC Environmental Services, Inc. Quality’s network of independent affiliates and independent owner-operators provides nationwide bulk transportation and related services. Quality is an American Chemistry Council Responsible Care® Partner and is a core carrier for many of the Fortune 500 companies that are engaged in chemical production and processing.

This press release contains certain forward-looking information that is subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Forward-looking information is any statement other than a statement of historical fact and includes our 2015 expectations. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expected or projected in the forward-looking statements. Without limitation, risks and uncertainties regarding forward-looking statements include (1) the effect of local, national and international economic, credit, capital and labor market conditions on the economy in general, and on the particular industries in which we operate, including capacity challenges in the industry, changes in fuel and insurance prices, interest rate fluctuations, and downturns in customers’ business cycles and shipping requirements; (2) our substantial leverage and our ability to make required payments and comply with restrictions contained in our debt arrangements or to otherwise generate sufficient cash from operations or borrowings under the senior secured credit facilities to fund our liquidity needs; (3) competition and rate fluctuations, including fluctuations in prices and demand for transportation services as well as for commodities such as natural gas and oil; (4) our reliance on independent affiliates and independent owner-operators; (5) reclassification of our independent contractors, such as our independent owner-operators, as a result of legislative, judicial or regulatory changes or for any other reason; (6) our ability to attract and retain qualified drivers; (7)our potential liability related to our financial support obligations for third-party equipment leasing programs; (8) the impact of changes in unconventional oil and gas production, whether due to changes in oil and gas prices or other reasons, on demand for our energy logistics services;(9) our liability as a self-insurer to the extent of our deductibles or other self-insured expenses, as well as changing conditions and pricing in the insurance marketplace; (10) increased unionization, which could increase our operating costs or constrain operating flexibility; (11) changes in or our inability to comply with governmental regulations and legislative changes affecting the transportation industry generally or in the particular segments in which we operate; (12) federal and state legislative and regulatory initiatives, which could result in increased costs and additional operating restrictions upon us or our customers; (13) our costs and environmental liabilities from operations involving hazardous materials; (14) potential disruption at U.S. ports of entry; (15) diesel fuel prices and our ability to recover costs through fuel surcharges; (16) our ability to access and use our salt water disposal wells and other disposal sites and methods in our energy logistics business; (17) terrorist attacks and the cost of complying with existing and future anti-terrorism security measures; (18) our dependence on senior management; (19) the potential loss of our ability to use net operating losses to offset future income; (20) potential future impairment charges; (21) our ability to realize benefits from prior and any future acquisitions; (22) adverse weather conditions; (23) disruptions of our information technology and communications systems; (24) changes in health insurance benefit regulations; (25) our liability for our proportionate share of unfunded vested benefit liabilities, particularly in the event of our withdrawal from any of our multi-employer pension plans; (26) the assumptions underlying our expectations of financial results in 2015; and (27) changes in planned or actual capital expenditures due to operating needs, changes in regulation, covenants in our debt arrangements and other expenses, including interest expense. Readers are urged to carefully review and consider the various disclosures regarding these and other risks and uncertainties, including but not limited to risk factors contained in Quality Distribution, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2014 and its Quarterly Reports on Form 10-Q, as well as other reports filed with the Securities and Exchange Commission. Quality disclaims any obligation to update any forward-looking statement, whether as a result of developments occurring after the date of this release or for any other reasons.

Contact:	Michael C. Massi
Vice President of Financial Planning and Investor Relations
800-282-2031 ext. 7235

QUALITY DISTRIBUTION, INC. AND SUBSIDIARIES	EXHIBIT 1
CONSOLIDATED STATEMENTS OF OPERATIONS
(In 000’s) Except Per Share Data
Unaudited

	For the Three Months Ended March 31,
	2015	2014
OPERATING REVENUES:
Transportation	$173,244	$169,526
Service revenue	34,079	32,187
Fuel surcharge	23,124	32,774

Total operating revenues	230,447	234,487

OPERATING EXPENSES:
Purchased transportation	152,756	157,619
Compensation	23,465	21,255
Fuel, supplies and maintenance	23,434	23,130
Depreciation and amortization	5,290	5,495
Selling and administrative	8,140	7,258
Insurance costs	5,294	6,271
Taxes and licenses	626	936
Communications and utilities	1,169	932
Gain on disposal of property and equipment	(672)	(511)

Total operating expenses	219,502	222,385

Operating income	10,945	12,102
Interest expense	6,582	7,364
Interest income	(120)	(124)
Write-off of debt issuance costs	166	—
Other expense	400	157

Income before income taxes	3,917	4,705
Provision for income taxes	1,393	1,632

Net income	$2,524	$3,073

PER SHARE DATA:
Net income per common share
Basic	$0.09	$0.11

Diluted	$0.09	$0.11

Weighted average number of shares
Basic	27,885	27,090
Diluted	28,170	27,970

QUALITY DISTRIBUTION, INC. AND SUBSIDIARIES	EXHIBIT 2
CONSOLIDATED BALANCE SHEETS
(In 000’s)
Unaudited

	March 31, 2015	December 31, 2014
ASSETS
Current assets
Cash and cash equivalents	$6,422	$1,358
Accounts receivable, net	131,308	136,790
Prepaid expenses	16,362	14,118
Deferred tax asset, net	27,668	29,333
Other current assets	10,822	10,374

Total current assets	192,582	191,973
Property, plant & equipment, net	145,396	156,249
Assets held-for-sale	2,929	2,040
Goodwill	34,896	34,896
Intangibles, net	15,017	15,388
Non-current deferred tax asset, net	19,148	18,942
Other assets	7,892	8,295

Total assets	$417,860	$427,783

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities
Current maturities of indebtedness	$2,080	$2,699
Current maturities of capital lease obligations	262	334
Accounts payable	9,047	12,955
Independent affiliates and independent owner-operators payable	21,694	15,110
Accrued expenses	35,874	32,617
Environmental liabilities	3,966	4,389
Accrued loss and damage claims	9,104	8,851

Total current liabilities	82,027	76,955
Long-term indebtedness, less current maturities	328,889	348,080
Capital lease obligations, less current maturities	144	182
Environmental liabilities	3,803	3,830
Accrued loss and damage claims	10,749	10,493
Other non-current liabilities	19,190	19,937

Total liabilities	444,802	459,477

SHAREHOLDERS’ DEFICIT
Common stock	452,610	450,625
Treasury stock	(12,239)	(11,860)
Accumulated deficit	(247,341)	(249,865)
Stock recapitalization	(189,589)	(189,589)
Accumulated other comprehensive loss	(30,383)	(31,005)

Total shareholders’ deficit	(26,942)	(31,694)

Total liabilities and shareholders’ deficit	$417,860	$427,783

QUALITY DISTRIBUTION, INC. AND SUBSIDIARIES

SEGMENT OPERATING RESULTS

(In 000’s)

Unaudited

The Company has three reportable business segments for financial reporting purposes that are distinguished primarily on the basis of services offered. The Company also separately reports Shared Services, which consists of corporate and shared services overhead costs, including information technology, driver recruiting, safety, accounting, tax, stock-based compensation, pension, environmental and other corporate headquarters costs. The Company’s reportable business segments are:

•	Chemical Logistics, which consists of the transportation of bulk chemicals primarily through our network that includes independent affiliates and company-operated terminals, and equipment rental income;

•	Energy Logistics, which consists primarily of the transportation of crude oil, disposal water and fresh water for the unconventional oil and gas market, through our network that includes one company-operated terminal and terminals operated by independent affiliates, and equipment rental income; and

•	Intermodal, which consists of Boasso’s intermodal ISO tank container transportation and depot services business primarily supporting the international movement of bulk liquids.

					EXHIBIT 3
	Three Months Ended March 31, 2015
	Chemical	Energy		Shared
	Logistics	Logistics (a)	Intermodal (b)	Services	Total
Operating Revenues:
Transportation	$121,930	$30,606	$20,708	$—	$173,244
Service revenue	17,369	2,252	14,323	135	34,079
Fuel surcharge	19,510	121	3,493	—	23,124

Total operating revenues	$158,809	$32,979	$38,524	$135	$230,447

Segment revenue % of total revenue	68.9%	14.3%	16.7%	0.1%	100.0%
Segment operating income (loss)*	$21,732	$1,136	$5,526	$(12,831)	$15,563
Depreciation and amortization	2,252	2,165	840	33	5,290
(Gain) loss on disposal of property and equipment	(937)	258	7	—	(672)

Operating income (loss)	$20,417	$(1,287)	$4,679	$(12,864)	$10,945

	Three Months Ended March 31, 2014
	Chemical Logistics (c)	Energy Logistics (d)	Intermodal	Shared Services	Total
Operating Revenues:
Transportation	$114,623	$35,949	$18,954	$—	$169,526
Service revenue	17,143	1,946	12,974	124	32,187
Fuel surcharge	27,052	1,030	4,692	—	32,774

Total operating revenues	$158,818	$38,925	$36,620	$124	$234,487

Segment revenue % of total revenue	67.7%	16.6%	15.6%	0.1%	100.0%
Segment operating income (loss)*	$18,631	$2,736	$6,072	$(10,353)	$17,086
Depreciation and amortization	2,447	2,133	818	97	5,495
(Gain) loss on disposal of property and equipment	(948)	437	—	—	(511)

Operating income (loss)	$17,132	$166	$5,254	$(10,450)	$12,102

(a)	Operating income in the Energy Logistics segment during the three months ended March 31, 2015, includes $2.3 million of energy reorganization costs.
(b)	Operating income in the Intermodal segment during the three months ended March 31, 2015, includes $1.0 million of claims and settlements.
(c)	Operating income in the Chemical Logistics segment during the three months ended March 31, 2014, includes $0.2 million of independent affiliate conversion costs.

(d)	Operating income in the Energy Logistics segment during the three months ended March 31, 2014, includes $1.1 million of energy reorganization costs.

* Segment operating income (loss) reported in the business segment tables above excludes amounts such as depreciation and amortization and gains and losses on disposal of property and equipment.

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME AND ADJUSTED NET INCOME PER SHARE. RECONCILIATION OF NET INCOME TO EBITDA TO ADJUSTED EBITDA.

Adjusted Net Income, Adjusted Net Income per Share, EBITDA and Adjusted EBITDA are not measures of financial performance or liquidity under United States Generally Accepted Accounting Principles (“GAAP”). Adjusted Net Income, Adjusted Net Income per Share, EBITDA and Adjusted EBITDA are presented herein because they are important metrics used by management to evaluate and understand the performance of the ongoing operations of Quality’s business. For the three months ended March 31, 2015 and 2014 for Adjusted Net Income, management uses the Company’s actual effective tax rates of 35.6% and 34.7%, respectively, for calculating the provision for income taxes. In addition, in arriving at Adjusted Net Income and Adjusted Net Income per Share, the Company adjusts for significant items that are not part of regular operating activities. These adjustments include energy reorganization costs, claims and settlement expenses, independent affiliate conversion costs, note redemption costs and write-off of debt issuance costs.

EBITDA is a component of the measure used by Quality’s management to facilitate internal comparisons to competitors’ results and the bulk transportation markets that our chemical and energy logistics and intermodal segments serve. We believe that financial information based on GAAP for businesses, such as Quality’s, should be supplemented by EBITDA so investors better understand the financial information in connection with their evaluation of the Company’s business. This measure addresses variations among companies with respect to capital structures and cost of capital (which affect interest expense) and differences in taxation and book depreciation of facilities and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. Accordingly, EBITDA allows analysts, investors and other interested parties in the bulk transportation, logistics and intermodal industries to facilitate company-to-company comparisons by eliminating some of the foregoing variations. EBITDA as used herein may not, however, be directly comparable to similarly titled measures reported by other companies due to differences in accounting policies and items excluded or included in the adjustments, which limits its usefulness as a comparative measure. To calculate EBITDA, net income is adjusted for the provision for income taxes, depreciation and amortization and net interest expense. To calculate Adjusted EBITDA, we calculate EBITDA from net income, which is then further adjusted for items that are not part of regular operating activities, including energy reorganization costs, claims and settlement expenses, independent affiliate conversion costs, write-off of debt issuance costs and other non-cash items such as non-cash stock-based compensation. Adjusted Net Income and Adjusted Net Income per Share, EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for the consolidated statements of operations prepared in accordance with GAAP, or as an indication of Quality’s operating performance or liquidity.

QUALITY DISTRIBUTION, INC. AND SUBSIDIARIES	EXHIBIT 4
RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME AND ADJUSTED INCOME PER SHARE
(In 000’s)
Unaudited

	For the Three Months Ended March 31,
	2015	2014
Net income	$2,524	$3,073
Net income per common share:
Basic	$0.09	$0.11

Diluted	$0.09	$0.11

Weighted average number of shares:
Basic	27,885	27,090
Diluted	28,170	27,970
Reconciliation:
Net income	$2,524	$3,073
Adjustments to net income:
Provision for income taxes	1,393	1,632
Energy reorganization costs	2,344	1,100
Claims and settlements	1,000	—
Independent affiliate conversion costs	—	222
Note redemption costs	494	—
Write-off of debt issuance costs	166	—

Adjusted income before income taxes	7,921	6,027
Provision for income taxes at 35.6% and 34.7%, respectively	2,820	2,091

Adjusted net income	$5,101	$3,936

Adjusted net income per common share:
Basic	$0.18	$0.15

Diluted	$0.18	$0.14

Weighted average number of shares:
Basic	27,885	27,090
Diluted	28,170	27,970

QUALITY DISTRIBUTION, INC. AND SUBSIDIARIES	EXHIBIT 5
RECONCILIATION OF NET INCOME TO EBITDA TO ADJUSTED EBITDA
(In 000’s)
Unaudited

	For the Three Months Ended March 31,
	2015	2014
Net income	$2,524	$3,073
Adjustments to net income:
Provision for income taxes	1,393	1,632
Depreciation and amortization	5,290	5,495
Interest expense, net	6,462	7,240

EBITDA	15,669	17,440
Energy reorganization costs	2,247	1,052
Claims and settlements	1,000	—
Independent affiliate conversion costs	—	222
Write-off of debt issuance costs	166	—
Non-cash stock-based compensation	1,922	671

Adjusted EBITDA	$21,004	$19,385